Exhibit 21.1
THE ST. JOE COMPANY
LIST OF SUBSIDIARIES

(Includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or minority partner)

COMPANY NAME	STATE OF ORGANIZATION
Artisan Park, L.L.C.	DE
Arvida Realty, LLC	FL
Crooked Creek Utility Company	FL
Florida Timber Finance I, LLC	DE
Florida Timber Finance II, LLC	DE
Florida Timber Finance III, LLC	DE
Georgia Timber Finance I, LLC	DE
Northwest Florida Contracting, LLC	FL
Northwest Florida Timber Finance, LLC	DE
Panama City Beach Venture II, LLC	FL
Panama City Beach Venture III, LLC	FL
Panama City Beach Venture PCM, LLC	FL
Paradise Pointe, L.L.C.	FL
Park Point Land, LLC	FL
Peach Creek Aggregate Storage and Transport, LLC	FL
Plume Street, LLC	DE
Plume Street Manager, LLC	DE
Residential Community Title Company	DE
SJPPN, LLC	FL
Southeastern Land Ventures, LLC	DE
St. James Island Utility Company	FL
St. Joe Central Florida Contracting, Inc.	FL
St. Joe Club & Resorts Vacation Rentals, LLC	FL
St. Joe Community Sales, Inc.	FL
St. Joe Corporate Services, LLC	FL
St. Joe Resort Operations, LLC	FL
St. Joe SouthWood Properties, Inc.	FL
St. Joe Timberland Company of Delaware, L.L.C.	DE
SweetTea Publishing, L.L.C.	FL
Talisman Sugar Corporation	FL
The WaterSound Company, LLC	FL
Watersound Aggregate Storage & Transport, LLC	FL
Watersound Title Agency, LLC	FL
WaterSound Trail, LLC	FL